As filed with the Securities and Exchange Commission on August 6, 2019.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ELDORADO GOLD CORPORATION
(Exact name of Registrant as specified in its charter)

Canada	1041	N/A
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification	(I.R.S. Employer Identification Number, if
	Code Number)	applicable)

1188 - 550 Burrard Street
Bentall 5
Vancouver, British Columbia
Canada V6C 2B5
(604) 687-4018
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
1015 15th Street N.W., Suite 1000
Washington, DC 20005
(202) 572-3100
 (Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Georald Ingborg	Kenneth G. Sam
Steve Saville	James Guttman
Fasken Martineau DuMoulin LLP	Dorsey & Whitney LLP
550 Burrard Street, Suite 2900	Brookfield Place
Vancouver, B.C. V6C 0A3	161 Bay Street
Canada	Suite 4310
(604) 631-3131	Toronto, ON M5J 2S1
Canada
(416) 367-7370

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective

Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	[ ] upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	[x] at some future date (check the appropriate box below)

1.	[ ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.
[ ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (      ).

3.
[ ] pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	[x] after the filing of the next amendment to this Form (if preliminary material is being filed).

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. [x]

CALCULATION OF REGISTRATION FEE

Proposed
Maximum
		Aggregate	Amount of
	Amount to be	Offering	Registration
	Registered(1)	Price(1)(2)	Fee(2)
Title of Each Class of Securities to be Registered
Common Shares
Debt Securities
Convertible Securities
Warrants
Rights
Subscription Receipts
Units

Total	$750,000,000	$750,000,000	$90,900

(1)
There are being registered under this registration statement such indeterminate number of Common Shares, Debt Securities, Convertible Securities, Warrants, Rights, Subscription Receipts and Units of the Registrant as shall have an aggregate initial offering price of $750,000,000. This registration statement also covers an indeterminate amount of Common shares that may be issued upon exercise or conversion of Debt Securities, Convertible Securities, Warrants, Rights, Subscription Receipts and Units. Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the “U.S. Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the U.S. Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Eldorado Gold Corporation at Suite 1188 – 550 Burrard Street, Vancouver, British Columbia, V6C 2B5, Telephone (604) 687-4018, and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	August 6, 2019

US$750,000,000
Common Shares
Debt Securities
Convertible Securities
Warrants
Rights
Subscription Receipts
Units

Eldorado Gold Corporation (“Eldorado” or the “Company”) may offer and issue from time to time common shares of the Company (“Common Shares”), debt securities (“Debt Securities”), securities convertible into or exchangeable for Common Shares and/or other securities (“Convertible Securities”), warrants to purchase Common Shares, or Debt Securities (collectively “Warrants”), rights exercisable to acquire, or convertible into, Common Shares and/or other securities (“Rights”), subscription receipts (“Subscription Receipts”), or units comprised of one or more of the other securities described in this prospectus (“Units”) (all of the foregoing collectively, the “Securities”) or any combination thereof for up to an aggregate initial offering price of US$750,000,000 (or the equivalent thereof in other currencies) during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). In addition, Securities may be offered in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered; (ii) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, the interest provisions, the authorized denominations, the offering price, whether the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, whether the debt is senior or subordinated to the Corporation’s other liabilities and obligations, whether the Debt Securities will be secured by any of the Company’s assets or guaranteed by any other person and any other terms specific to the Debt Securities being offered; (iii) in the case of Convertible Securities, the number of Convertible Securities offered, the offering price, the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities and any other specific terms; (iv) in the case of Warrants, the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Common Shares, and/or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, the currency in which the Warrants are issued and any other terms specific to the Warrants being offered; (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the procedures for the exchange of the Subscription Receipts for Common Shares, Debt Securities, Warrants, Rights and/or Units as the case may be, and any other terms specific to the Subscription Receipts being offered; (vi) in the case of Rights, the designation, number and terms of the Common Shares, Debt Securities and/or other Securities purchasable upon exercise of the Rights, any procedures that will result in the adjustment of these numbers, the date of determining the shareholders entitled to the Rights distribution, the exercise price, the dates and periods of exercise and any other terms specific to the Rights being offered; and (vii) in the case of Units, the number of Units offered, the offering price of the Units, the number, designation and terms of the Securities comprising the Units and any procedures that will result in the adjustment of those numbers and any other specific terms applicable to the offering of Units. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

An investment in the Securities is speculative and involves a high degree of risk. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Company. See “Risk Factors” in this Prospectus, in the Company’s Annual Information Form for the year ended December 31, 2018, which is incorporated by reference in this Prospectus, and in all other documents incorporated by reference in this Prospectus.

The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “ELD” and on The New York Stock Exchange (the “NYSE”) under the symbol “EGO”. On August 2, 2019, the last trading day on the TSX prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $10.75. On August 5, 2019, the last trading day on the NYSE prior to the date of this Prospectus, the closing price of the Common Shares on the NYSE was US$8.66.

There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this Prospectus. This may affect the pricing of these Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Convertible Securities, the Warrants, the Rights and the Subscription Receipts will not be listed on any securities exchange.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests, including, for example, an equity or debt security, or a statistical measure of economic or financial performance (including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items).

Eldorado is a foreign private issuer under United States securities laws and is permitted under the multijurisdictional disclosure system adopted by the United States and Canada to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Eldorado has prepared its financial statements, included or incorporated herein by reference, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) which is incorporated within Part 1 of the CPA Canada Handbook - Accounting, and Eldorado’s consolidated financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards, in addition to the standards of the Public Company Accounting Oversight Board (United States) and the United States Securities and Exchange Commission (“SEC”) independence standards. Thus, they may not be comparable to the financial statements of U.S. companies.

Prospective investors should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The ability of investors to enforce civil liabilities under United States federal securities laws may be affected adversely because Eldorado is incorporated in Canada, most of Eldorado’s officers and directors and most of the experts named in this Prospectus are not residents of the United States, and all of our assets and all or a substantial portion of the assets of such persons are located outside of the United States. See “Enforceability of Civil Liabilities by U.S. and Canadian Investors”.

NONE OF THE CANADIAN SECURITIES REGULATORY AUTHORITIES, THE SEC NOR ANY UNITED STATES STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. The Company may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, agents or selling securityholders involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

In connection with any offering of Securities, other than an “at-the-market distribution” (as defined under applicable Canadian securities legislation), unless otherwise specified in a Prospectus Supplement, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

No underwriter or dealer involved in an “at-the-market distribution” (as defined under applicable Canadian securities legislation) under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

Our head office is located at Suite 1188 – 550 Burrard Street, Vancouver, British Columbia, V6C 2B5 and our registered office is at 2900 – 550 Burrard Street, Vancouver, British Columbia, Canada, V6C 0A3.

George Albino, Pamela Gibson, Geoffrey Handley and Michael Price, each directors of the Company, reside outside of Canada. George Albino, Pamela Gibson, Geoffrey Handley and Michael Price have each appointed the following agent for service of process:

Name and Address of Agent
Eldorado Gold Corporation Suite 1188 – 550 Burrard Street Vancouver, British Columbia V6C 2B5

In addition, Patrick Forward, a person named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated by reference and whose profession or business gives authority to such report, valuation, statement or opinion, resides outside of Canada.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

Investment in Securities being offered is highly speculative and involves significant risks that you should consider before purchasing such Securities. You should carefully review the risks outlined in this Prospectus (including any Prospectus Supplement) and in the documents incorporated by reference as well as the information under the heading “Forward-Looking Statements” and consider such risks and information in connection with an investment in the Securities. See “Risk Factors”.

Investors should rely only on the information contained or incorporated by reference in the Prospectus and any applicable Prospectus Supplement. The Company has not authorized anyone to provide investors with different or additional information. If anyone provides investors with different or additional information, investors should not rely on it. The Company is not making an offer to sell or seeking an offer to buy Securities in any jurisdiction where the offer or sale is not permitted. Investors should assume that the information contained in the Prospectus and any applicable Prospectus Supplement is accurate only as at the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as at the date of that document, regardless of the time of delivery of the Prospectus and any applicable Prospectus Supplement or of any sale of the Company’s securities. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

Certain of the statements made and information provided in this Prospectus, including any documents incorporated by reference herein, are forward-looking statements or forward-looking information within the meaning of applicable Canadian and United States securities legislation. Often, these forward-looking statements and forward-looking information can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “continue”, “projected”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes” or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.

Forward-looking information includes, but are not limited to, statements or information with respect to:

●
Eldorado’s guidance and outlook, including expected production, cost guidance and recoveries of gold, including higher heap leach recoveries at Kışladağ;

●
expected sales and revenue recognition of delayed Efemçukuru concentrate;

●
favourable economics for the Kışladağ heap leaching plan and the ability to extend mine life at Eldorado’s projects, including at Kışladağ through further metallurgical tests on deeper material;

●
planned capital and exploration expenditures;

●
conversion of mineral resources to mineral reserves;

●
Eldorado’s expectation as to its future financial and operating performance, including expectations around generating significant free cash flow;

●
expected metallurgical recoveries;

●
gold price outlook and the gold concentrate market; and

●
Eldorado’s strategy, plans and goals, including its proposed exploration, development, construction, permitting and operating plans and priorities and related timelines and schedules.

Forward-looking information is based on a number of assumptions, that management considers reasonable, however, if such assumptions prove to be inaccurate, then actual results, activities, performance or achievements may be materially different from those described in the forward-looking information. These assumptions include assumptions concerning: the geopolitical, economic, permitting and legal climate that Eldorado operates in; the future price of gold and other commodities; exchange rates; anticipated costs and expenses; production and metallurgical recoveries; mineral reserves and resources; and the impact of acquisitions, dispositions, suspensions or delays in its business. In addition, except where otherwise stated, Eldorado has assumed a continuation of existing business operations on substantially the same basis as exists at the time of this Prospectus.

Forward-looking information is subject to known and unknown risks, uncertainties and other important factors that may cause actual results, activities, performance or achievements to be materially different from those described in the forward-looking information. The reader is directed to the discussion set out under the heading “Risk Factors”, as well as the risks, uncertainties and other factors referred to in the AIF (as defined below), and any other documents incorporated by reference under the heading “Risk Factors”, which include a discussion of material and other risks that could cause actual results to differ significantly from Eldorado’s current expectations, including the following risks:

●
risks relating to the business environment in which Eldorado operates, including geopolitical climate, government regulation, resource nationalism and foreign ownership restrictions, mineral tenure and permits, community relations and social licence, reputational, competition, non-governmental organizations (“NGOs”), corruption and bribery, information technology systems, privacy legislation, share price and volume fluctuations, actions of activist shareholders, human rights matters, natural phenomena and conflict of interest;

●
operational risks, including environmental matters, infrastructure and commodities, litigation, arbitration and contracts, results of further testwork, estimation of mineral reserves and mineral resources, expected impact on reserves and carrying value, occurrence of unpredictable geological/metallurgical factors, recoveries of gold and other metals, gold and other commodity price volatility, continued softening of the global concentrate market, updating of reserve and resource models and life of mine plans, production and cost estimates, discrepancies between actual and estimated production, pre-stripping or underground development, extraction, processing, costs of development projects, exploration risks, speculative nature of gold exploration, labour, reclamation and long term obligations, use and transport of regulated substances, equipment, health and safety, co-ownership of Eldorado’s properties, contractors, risk related to acquisitions and dispositions, waste disposal and security;

●
financial risks, including liquidity and financing risks, credit risk, currency risk, interest rate risk, commodity price risk, unavailability of capital/inadequate income, indebtedness and financing, debt service obligations, cost estimates, tax matters, global economic environment, global markets for metals concentrates, repatriation of funds, dividends, compensation risks and financial reporting risks;

●
future sales or issuances of debt or equity securities could decrease the value of any existing Common Shares, dilute investors’ voting power, reduce Eldorado’s earnings per share and make future sales of Eldorado’s equity securities more difficult;

●
market price of Common Shares;

●
future sales by existing shareholders could cause Eldorado Gold’s share price to fall;

●
Eldorado may not pay any cash dividends in the future;

●
use of proceeds;

●
there is no assurance of a sufficient liquid trading market for the Common Shares in the future;

●
there is currently no market through which the Securities, other than Eldorado Gold’s Common Shares, may be sold; and

●
the Debt Securities may be unsecured and will rank equally in right of payment with all of Eldorado’s other future unsecured debt.

Forward-looking information is designed to help you understand management’s current views of Eldorado’s near and longer term prospects, and it may not be appropriate for other purposes. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, you should not place undue reliance on the forward-looking information contained herein.

Eldorado will not necessarily update this information unless it is required to do so by applicable securities laws. All forward-looking information in this Prospectus or any applicable Prospectus Supplement and the documents incorporated by reference in this Prospectus or any applicable Prospectus Supplement is qualified by these cautionary statements.

GENERAL MATTERS

Unless otherwise noted or the context otherwise indicates, “Eldorado”, the “Company”, “we” or “us” refers to Eldorado Gold Corporation and its direct and indirect subsidiaries and “Eldorado Gold” refers to Eldorado Gold Corporation.

We prepare our financial statements in conformity with IFRS, and present such financial statements in United States dollars. All dollar amounts in this Prospectus are expressed in Canadian dollars, except as otherwise indicated. References to “$”, “dollars”, or “CAD$” are to Canadian dollars and references to “US$” are to United States dollars.

Market data and certain industry forecasts used in this Prospectus or any applicable Prospectus Supplement and the documents incorporated by reference in this Prospectus or any applicable Prospectus Supplement were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

The Securities being offered for sale under this Prospectus may only be sold in those jurisdictions in which offers and sales of the Securities are permitted. This Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful. The information contained in this Prospectus is accurate only as at the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.

EXCHANGE RATE INFORMATION

The following table sets forth, for each of the periods indicated, the high, low and average spot rates and the spot rate at the end of the period for U.S. $1.00 in terms of Canadian dollars, as reported by the Bank of Canada.

	Year ended December 31,				Six months ended June 30,
	2016		2017	2018	2018		2019
Rate at the end of period	$1.3427	(1)	$1.2545	$1.3642	$1.3168	(2)	$1.3087	(3)
Average rate during period	$1.3248		$1.2986	$1.2957	$1.2781		$1.3336
Highest rate during period	$1.4589		$1.3743	$1.3642	$1.3310		$1.3600
Lowest rate during period	$1.2544		$1.2128	$1.2288	$1.2288		$1.3087

Notes:
(1)
The rate on December 31, 2016 has not been provided, and therefore, the rate on December 30, 2016 has been included.
(2)
The rate on June 30, 2018 has not been provided, and therefore, the rate on June 29, 2018 has been included.
(3)
The rate on June 30, 2019 has not been provided, and therefore, the rate on June 28, 2019 has been included.

On August 2, 2019, the Bank of Canada spot exchange rate for the purchase of US$1.00 using Canadian dollars was $1.3225 ($1.00 =US$0.7561).

NON-GAAP FINANCIAL MEASURES

In this Prospectus, including the documents incorporated or deemed incorporated by reference herein, we use the terms “cash operating cost”, “cash operating costs”, “total cash cost”, “total cash costs”, “all-in sustaining cost”, “average realized gold price per ounce sold”, “cash operating costs per ounce sold”, “total cash costs per ounce sold”, “all-in sustaining costs per ounce sold”, “adjusted net earnings/(loss) from continuing operations”, “adjusted net earnings/(loss) per share from continuing operations”, “working capital”, “earnings from gold mining operations”, “earnings before interest, taxes, depreciation and amortization” (“EBITDA”), “adjusted EBITDA”, and “cash flow from operations before changes in non-cash working capital”, which are considered “Non-GAAP financial measures” within the meaning of applicable Canadian securities laws and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. See “How we measure our costs” in the AIF, “Non-IFRS Measures” in the Annual MD&A, and “Non-IFRS Measures” in the Interim MD&A for an explanation of these measures.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar regulatory authorities in each of the provinces in Canada and filed with, or furnished to, the SEC in the United States. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Company’s Corporate Secretary at Suite 1188 – 550 Burrard Street, Vancouver, British Columbia, V6C 2B5, Telephone (604) 687-4018. Additionally, prospective investors may read and download any public document we have filed with the various securities commissions or similar authorities in each of the provinces of Canada on SEDAR at www.sedar.com and the documents we have filed with, or furnished to, the SEC on the EDGAR website at www.sec.gov. Prospective investors may read and obtain copies of any document, for a fee, that we have filed with, or furnished to, the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.

The following documents, filed by the Company with the securities commissions or similar regulatory authorities in all of the provinces of Canada and filed with, or furnished to, the SEC are specifically incorporated by reference and form an integral part of this Prospectus:

(i)
the annual audited consolidated financial statements of the Company, the notes thereto and the report of the independent registered public accounting firm thereon for the fiscal years ended December 31, 2018 and December 31, 2017 (the “Annual Financial Statements”), together with the Management’s Discussion and Analysis of the Company for the Annual Financial Statements (“Annual MD&A”);

(ii)
the Annual Information Form of the Company dated March 29, 2019 for the fiscal year ended December 31, 2018 (the “AIF”);

(iii)
the Management Information Circular of the Company dated March 18, 2019 prepared in connection with the annual and special meeting of shareholders of the Company held on May 2, 2019;

(iv)
the unaudited condensed consolidated interim financial statements of the Company for the three and six month periods ended June 30, 2019 and June 30, 2018, together with the notes thereto (“Interim Financial Statements”), together with the Management’s Discussion and Analysis of the Company for the Interim Financial Statements (“Interim MD&A”);

(v)
the Material Change Report of the Company dated August 2, 2019 relating to the financial and operational results for the second quarter of 2019;

(vi)
the Material Change Report of the Company dated June 10, 2019 relating to the pricing and completion of its offer of up to US$300 million aggregate principal amount of senior secured second lien notes (the “Notes”) and the completion of a US$450 million amended and restated senior secured credit facility (the “Facility”);

(vii)
the Material Change Report of the Company dated May 17, 2019 relating to the US$450 million Facility and an offer of up to US$300 million aggregate principal amount of senior secured second lien Notes;

(viii)
the Material Change Report of the Company dated May 7, 2019 relating to the financial and operational results for the first quarter of 2019;

(ix)
the Material Change Report of the Company dated February 28, 2019 relating to the financial and operational results for the year ended December 31, 2018;

(x)
the Material Change Report of the Company dated January 31, 2019 relating to the decision to resume mining and leap leaching at its Kışladağ mine and its consolidated 2019 – 2021 outlook;

(xi)
the Material Change Report of the Company dated January 4, 2019 relating to the completion of Eldorado Gold’s share consolidation on the basis of one post-consolidation Common Shares for every five pre-consolidation Common Shares (the “Consolidation”);

Any document of the type referred to in the preceding paragraph and any interim financial statements, material change reports (excluding confidential reports), or other document of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus, filed by the Company with a securities commission or similar regulatory authority in Canada after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus. In addition, to the extent any such document is included in any report on Form 6-K furnished to the SEC or in any report on Form 40-F filed with the SEC, such document shall be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part (in the case of any report on Form 6-K, if and to the extent expressly set forth in such report). In addition, the Company may incorporate by reference into the registration statement on Form F-10 of which this Prospectus forms a part, information from documents that the Company files with or furnishes to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), to the extent that such documents expressly so state. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

One or more Prospectus Supplements containing the specific variable terms for an issue of Securities and other information in relation to those Securities will be delivered or made available to purchasers of such Securities together with this Prospectus to the extent required by applicable securities laws and will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently-filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed in its unmodified or superseded form to constitute part of this Prospectus.

Upon our filing of a new annual information form and the related annual financial statements and management’s discussion and analysis with applicable securities regulatory authorities in Canada, and with the SEC, during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and management’s discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of our securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis and material change report being filed by us with the applicable securities regulatory authorities in Canada, and with the SEC, during the duration of this Prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis and material change report filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of securities under this Prospectus.

FINANCIAL INFORMATION

The financial statements of the Company incorporated herein by reference and in any Prospectus Supplement are reported in United States dollars. Eldorado’s Annual Financial Statements and Interim Financial Statements incorporated by reference in this Prospectus are prepared in accordance with IFRS, which differs from accounting principles generally accepted in the United States (“U.S. GAAP”). The SEC has adopted rules to allow foreign private issuers, such as Eldorado, to prepare and file financial statements prepared in accordance with IFRS without reconciliation to U.S. GAAP. Accordingly, we will not be providing a description of the principal differences between U.S. GAAP and IFRS. Unless otherwise indicated, all financial information contained and incorporated or deemed incorporated by reference in this Prospectus and any Prospectus Supplement is presented in accordance with IFRS. As a result, our financial statements and other financial information included or incorporated by reference in this Prospectus and any Prospectus Supplement may not be comparable to financial statements and financial information of U.S. companies.

AVAILABLE INFORMATION

The Company files reports and other information with the securities commissions and similar regulatory authorities in each of the provinces of Canada. These reports and information are available to the public free of charge under the Company’s profile on SEDAR at www.sedar.com.

The Company has filed with the SEC a registration statement (the “Registration Statement”) on Form F-10 under the U.S. Securities Act of 1933, as amended, relating to the Securities. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement pursuant to the rules and regulations of the SEC. Information omitted from this Prospectus but contained in the Registration Statement is available on the SEC’s website under the Company’s profile at www.sec.gov. Please refer to the Registration Statement and exhibits for further information.

The Company is subject to the reporting requirements of the U.S. Exchange Act as the Common Shares are registered under Section 12(b) of the U.S. Exchange Act. Accordingly, the Company is required to publicly file reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by Canada and the United States (the “MJDS”), the Company is permitted to prepare such reports and other information in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. In addition, as a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.

Investors may read and copy, for a fee, any document that the Company has filed with or furnished to the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference room. Investors may read and download the documents the Company has filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. Investors may read and download any public document that the Company has filed with the securities commissions or similar regulatory authorities in Canada at www.sedar.com.

CAUTIONARY NOTE FOR UNITED STATES INVESTORS

Technical disclosure regarding our properties included herein, or in documents incorporated by reference into this Prospectus and any Prospectus Supplement, (the “Technical Disclosure”) has not been prepared in accordance with the requirements of United States securities laws. Without limiting the foregoing, the Technical Disclosure uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with National Instrument 43-101 — Standard of Disclosure for Mineral Projects (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all mineral reserve and mineral resource estimates contained in the Technical Disclosure have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Classification System. These standards differ significantly from the requirements of SEC Industry Guide 7, and resource information contained in the Technical Disclosure may not be comparable to similar information disclosed by U.S. companies.

The definitions of proven and probable reserves used in NI 43-101 differ from the definitions in SEC Industry Guide 7. In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and United States companies have historically not been permitted to disclose mineral resources of any category in reports and registration statements filed with the SEC.

Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities laws, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Additionally, disclosure of “contained ounces” in a resource is permitted disclosure under Canadian securities laws, however the SEC Industry Guide 7 historically only permitted issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measurements. Accordingly, information contained in the Technical Disclosure may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of United States federal securities laws and the rules and regulations thereunder that disclose mineral reserves and mineral resources in accordance with SEC Industry Guide 7.

ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. AND CANADIAN INVESTORS

The Company is a corporation existing under the Canada Business Corporations Act (“CBCA”). All but one of the Company’s directors, all of its officers, and all of the experts named in the Prospectus, reside outside the United States, and all or a substantial portion of their assets, and all of the Company’s assets, are located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for purchasers of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for purchasers of Securities who reside in the United States to realize upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

The Company filed with the SEC, concurrently with its registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed CT Corporation System, 1015 15th Street N.W., Suite 1000, Washington, DC 20005 as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of, related to, or concerning any offering of Securities under this Prospectus and the applicable Prospectus Supplement.

George Albino, Pamela Gibson, Geoffrey Handley and Michael Price, each directors of the Company, reside outside of Canada. George Albino, Pamela Gibson, Geoffrey Handley and Michael Price have each appointed the following agent for service of process:

Name and Address of Agent
Eldorado Gold Corporation Suite 1188 – 550 Burrard Street Vancouver, British Columbia V6C 2B5

In addition, Patrick Forward, a person named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated by reference and whose profession or business gives authority to such report, valuation, statement or opinion, resides outside of Canada.
Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

THE COMPANY

Eldorado Gold is a corporation governed by the CBCA. Our head office is located at Suite 1188 – 550 Burrard Street, Vancouver, British Columbia, V6C 2B5 and our registered office is at 2900 – 550 Burrard Street, Vancouver, British Columbia, V6C 0A3.

Eldorado owns and operates mines around the world, primarily gold mines, but also a silver-lead-zinc mine and a currently inactive iron ore mine. Its activities involve all facets of the mining industry, including exploration, discovery, acquisition, financing, development, production, sale of mineral products, and reclamation. The Company’s business is currently focused in Turkey, Greece, Canada, Brazil, Romania and Serbia. Eldorado is governed by the CBCA and is based in Vancouver, BC.

Eldorado believes that its international expertise in mining, finance and project development places Eldorado in a strong position to grow in value and deliver good returns for stakeholders as it creates and pursues new opportunities. Eldorado is focused on building a successful and profitable, intermediate gold company. Eldorado’s strategy is to actively manage its portfolio of projects, including pursuing growth opportunities by discovering deposits through grassroots exploration and acquiring advanced exploration, development or low-cost production assets with a focus on the regions where Eldorado already has a presence.

Each operation has a general manager and operates as a decentralized business unit within the Company. Eldorado manages exploration properties, merger and acquisition strategies, corporate financing, global tax planning, consolidated financial reporting, regulatory compliance, commodity price and currency risk management programs, investor relations, engineering for capital projects and general corporate matters centrally, at the Company’s head office in Vancouver. Eldorado’s risk management program is developed by senior management and monitored by the Board of Directors.

Further information regarding the business of the Company, its operations and mines can be found in the AIF and other documents incorporated herein by reference.

RECENT DEVELOPMENTS

On June 5, 2019, the Company completed an offering of US$300 million aggregate principal amount of 9.5% senior secured second lien notes due 2024, which were offered at 98% of par, and a US$450 million amended and restated senior secured credit facility consisting of a US$200 million term loan and a US$250 million revolving credit facility. The Facility replaced the existing revolving credit facility established by HSBC Bank Canada and certain other lenders. Eldorado intends to use the net proceeds of the Notes, together with Term Loan proceeds and cash on hand, to redeem the Company’s US$600 million 6.125% senior notes due December 2020 and to pay fees and expenses in connection with the forgoing.

On March 31, 2019, the Company announced that it had achieved commercial production at its wholly owned Lamaque mine (Lamaque) in Quebec as at March 31, 2019. Lamaque produces ore from the Triangle-deposit, which is then processed at the refurbished Sigma Mill.

On January 30, 2019, the Company announced that it would resume mining, crushing, stacking and heap leaching at its Kışladağ gold mine in Turkey and that advancement of the previously announced mill project had been suspended.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, we currently intend to use the net proceeds from the sale of our securities to advance our business objectives outlined herein, including working capital requirements and capital projects, acquiring additional mineral properties, and for exploration and development of the Company’s mineral properties in Turkey, Canada and Greece. More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable Prospectus Supplement. We may also, from time to time, issue securities otherwise than pursuant to a Prospectus Supplement to this Prospectus.

DIVIDENDS OR DISTRIBUTIONS

The Eldorado board of directors established a dividend policy in May 2010. Any dividend payment, if declared, is expected to be derived from a dividend fund calculated on an amount, determined at the discretion of the directors at the time of any decision to pay a dividend, multiplied by the number of ounces of gold sold by Eldorado in the preceding two quarters. In 2011, the board of directors amended the dividend policy to provide additional step-ups as the average realized gold price increases. The board of directors further amended the dividend policy in 2013 to revise the gradation of the fixed dollar amounts per ounce of gold sold.

The amount of the dividend fund will be divided among all the issued Common Shares to yield the dividend payable per share. Accordingly, the calculation of any dividends, if declared, will also be dependent on gold prices upon, among other things.

The declaration and payment of dividends is at the sole discretion of the Eldorado board of directors, and is subject to and dependent upon, among other things, the financial condition of, and outlook for the Company, general business conditions, satisfaction of all applicable legal and regulatory restrictions regarding the payment of dividends by Eldorado and the Company’s cash flow and financing needs.

On June 18, 2010, the Company paid an inaugural dividend of Cdn$0.05 per Common Share. Beginning in 2011, Eldorado paid semi-annual dividends. See below dividend payments for the past three years.

In the first quarter of 2016, the Company suspended the cash payment of its semi-annual dividend. The decision of the board of directors had been made in view of gold prices, the terms and conditions of the Dividend Policy and the requirements of the CBCA.

In February 2017, the Company suspended the cash payment of its semi-annual dividend effective third quarter of 2017, which was in line with terms and conditions of the Company’s Dividend Policy, where no dividend is to be paid on a realized gold price under $1,250 for gold sold in the prior six months. The realized price by the Company on gold sold during the first half of 2017 was $1,240.

In the first quarter of 2018, the Company suspended the cash payment of its semi-annual dividend pending the results of certain technical reports and potential subsequent capital requirements.

The Notes and the Facility contain certain covenants and restrictions limiting the ability of the Company to pay dividends.

Dividends Paid

Year	Date	Per common share (Cdn$)
2016	n/a	n/a
2017	March 16, 2017	$0.02
2018	n/a	n/a

PLAN OF DISTRIBUTION

The Company may sell Securities (i) to underwriters or dealers purchasing as principal, (ii) directly to one or more purchasers pursuant to applicable statutory exemptions, (iii) through agents for cash or other consideration, or (iv) in connection with an acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The Securities may be sold from time to time in one or more transactions at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be “at the market distributions” as defined in National Instrument 44-102 - Shelf Distributions, including sales made directly on the TSX, NYSE or other existing trading markets for the securities. Prices may also vary as between purchasers and during the period of distribution of Securities. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to the Company.

The Prospectus Supplement for any Securities being offered will set forth the terms of the offering of those Securities, including the name or names of any underwriters, dealers or agents, the purchase price of Securities, the proceeds to the Company from the sale if determinable, any underwriting or agency fees or discounts and other items constituting underwriters’ or agents’ compensation, any public offering price including the manner of determining such public offering price in the case of a non-fixed price distribution, and any discounts or concessions allowed or re-allowed or paid to dealers or agents. Only underwriters named in the relevant Prospectus Supplement are deemed to be underwriters in connection with Securities offered by that Prospectus Supplement.

Underwriters, dealers or agents may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering as defined in National Instrument 44-102 - Shelf Distributions and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws, which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to "at-the-market" offerings, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an "at-the-market" offering, as defined under applicable Canadian securities laws, under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. In the event that the Corporation determines to pursue an "at-the-market" offering in Canada, the Corporation shall apply for the applicable exemptive relief from the Canadian securities commissions.

If underwriters purchase Securities as principals, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Securities may also be sold directly by the Company at prices and upon terms agreed to by the purchaser and the Company through agents designated by the Company from time to time. Any agent involved in the offering and sale of Securities pursuant to this Prospectus will be named, and any commissions payable by the Company to that agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.

The Company may agree to pay the underwriters a commission, or the dealers or agents a fee, for various services relating to the issue and sale of any Securities offered by this Prospectus. Any such commission or fee will be paid out of the proceeds of a particular offering or the Company’s general funds. Underwriters, dealers and agents who also participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

CONSOLIDATED CAPITALIZATION

Since June 30, 2019, the date of our most recently published interim financial statements, there have been no material changes in our consolidated share and loan capital. Information relating to any issuances of our Common Shares within the previous twelve month period will be provided as required in the Prospectus Supplement under the heading “Prior Sales”.

EARNINGS COVERAGE RATIO

If we offer Debt Securities having a term to maturity in excess of one year under this Prospectus and any applicable Prospectus Supplement, the applicable Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Securities.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of an unlimited number of Common Shares. As of the date of this Prospectus, there are 158,805,581 Common Shares issued and outstanding.

DESCRIPTION OF COMMON SHARES

The following is a summary of the special rights and restrictions that attach to the Common Shares. Any alteration of the special rights and restrictions attached to the Common Shares must be approved by at least two-thirds of the shareholders voting at a meeting of our shareholders and, if required, approval of at least two-thirds of the shareholders voting separately by class or series.

The holders of the Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of shareholders (other than meetings at which only holders of another class or series of shares are entitled to vote). Each Common Share carries the right to one vote. The holders of the Common Shares are entitled to receive dividends declared by the board of directors in respect of the Common Shares and all dividends shall be declared and paid in equal amounts per Common Share. In the event of the liquidation, dissolution or winding-up of the Company, the holders of the Common Shares will be entitled to receive all of the remaining property and assets of the Company available for distribution, subject to the rights of holders of other classes ranking in priority to the Common Shares with respect to the payment upon liquidation, dissolution or winding-up, on a pro rata basis. There are no pre-emptive rights attached to the Common Shares.

DESCRIPTION OF DEBT SECURITIES

The Company may issue Debt Securities, separately or together, with Common Shares, Convertible Securities, Warrants, Rights, Subscription Receipts or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

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the specific designation of the Debt Securities;

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any limit on the aggregate principal amount of the Debt Securities;

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the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

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the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

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the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

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the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

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the covenants applicable to the Debt Securities;

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the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

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the extent and manner, if any, to which payment on or in respect of the Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

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whether the Securities will be secured or unsecured;

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whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

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whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

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the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000 integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than $5,000;

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each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

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if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

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material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

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any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

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any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF CONVERTIBLE SECURITIES

This description sets forth certain general terms and provisions that could apply to any Convertible Securities that the Company may issue pursuant to this Prospectus. The Company will provide particular terms and provisions of a series of Convertible Securities, and a description of how the general terms and provisions described below may apply to that series, in a Prospectus Supplement.

The Convertible Securities will be convertible or exchangeable into Common Shares and/or other Securities. The Convertible Securities convertible or exchangeable into Common Shares and/or other Securities may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the agreement, indenture or other instrument to which such Convertible Securities will be created and issued. The following sets forth the general terms and provisions of such Convertible Securities under this Prospectus.

The particular terms of each issue of such Convertible Securities will be described in the related Prospectus Supplement. This description will include, where applicable: (i) the number of such Convertible Securities offered; (ii) the price at which such Convertible Securities will be offered; (iii) the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities; (iv) the number of Common Shares and/or other Securities that may be issued upon the conversion or exchange of such Convertible Securities; (v) the period or periods during which any conversion or exchange may or must occur; (vi) the designation and terms of any other Convertible Securities with which such Convertible Securities will be offered, if any; (vii) the gross proceeds from the sale of such Convertible Securities; and (viii) any other material terms and conditions of such Convertible Securities.

DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares (the “Equity Warrants”) or for the purchase of Debt Securities (the “Debt Warrants”) that may be offered by the Company pursuant to this Prospectus.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements governing the Warrants being offered. The Warrant agent is expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by us with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

Equity Warrants

The particular terms of each issue of Equity Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

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the designation and aggregate number of the Equity Warrants;

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the price at which the Equity Warrants will be offered;

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the currency or currencies in which the Equity Warrants will be offered;

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the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

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the class and/or number of Common Shares that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Equity Warrant;

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the terms of any provisions allowing for adjustment in (i) the class and/or number of Common Shares or other securities or property that may be purchased, (ii) the exercise price per Common Share, or (iii) the expiry of the Equity Warrants;

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whether the Company will issue fractional shares;

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the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each security;

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the date or dates, if any, on or after which the Equity Warrants and the related Securities will be transferable separately;

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any minimum or maximum number of Equity Warrants that may be exercised at any one time;

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whether the Equity Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

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whether the Company has applied to list the Equity Warrants and/or the related Common Shares on a stock exchange; and

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any other material terms or conditions of the Equity Warrants.

Debt Warrants

The particular terms of each issue of Debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

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the designation and aggregate number of Debt Warrants;

●
the price at which the Debt Warrants will be offered;

●
the currency or currencies in which the Debt Warrants will be offered;

●
the designation and terms of any Securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each security;

●
the date or dates, if any, on or after which the Debt Warrants and the related Securities will be transferable separately;

●
the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

●
the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

●
the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

●
whether the Debt Warrants will be subject to redemption, and, if so, the terms of such redemption provisions; and

●
any other material terms or conditions of the Debt Warrants.

DESCRIPTION OF RIGHTS

The Company may issue Rights to its shareholders for the purchase of Debt Securities, Common Shares or other Securities. These Rights may be issued independently or together with any other Security offered hereby and may or may not be transferable by the shareholder receiving the Rights in such offering. In connection with any offering of such Rights, the Company may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any Securities remaining unsubscribed for after such offering.

Each series of Rights will be issued under a separate rights agreement which the Company will enter into with a bank or trust company, as rights agent, all as set forth in the applicable Prospectus Supplement. The rights agent will act solely as the Company’s agent in connection with the certificates relating to the Rights and will not assume any obligation or relationship of agency or trust with any holders of Rights certificates or beneficial owners of Rights.

The applicable Prospectus Supplement will describe the specific terms of any offering of Rights for which this Prospectus is being delivered, including the following:

●
the date of determining the shareholders entitled to the Rights distribution;

●
the number of Rights issued or to be issued to each shareholder;

●
the exercise price payable for each share of Debt Securities, Common Shares or other Securities upon the exercise of the Rights;

●
the number and terms of the shares of Debt Securities, Common Shares or other Securities which may be purchased per each Right;

●
the extent to which the Rights are transferable;

●
the date on which the holder’s ability to exercise the Rights shall commence, and the date on which the Rights shall expire;

●
the extent to which the Rights may include an over-subscription privilege with respect to unsubscribed Securities;

●
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such Rights; and

●
any other terms of the Rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the Rights.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

This section describes the general terms that will apply to Subscription Receipts that may be offered by the Company pursuant to this Prospectus.

Subscription Receipts may be offered separately or together with other Securities, as the case may be. A copy of the subscription receipt agreement relating to an offering of Subscription Receipts will be filed by the Company with the relevant securities regulatory authorities in each of the provinces of Canada after we have entered into it. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

●
the number of Subscription Receipts;

●
the price at which the Subscription Receipts will be offered;

●
the procedures for the exchange of the Subscription Receipts into Common Shares, Debt Securities and/or

Warrants;

●
the number of Common Shares, Debt Securities and/or Warrants that may be exchanged upon exercise of each Subscription Receipt;

●
the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;

●
terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon; and

●
any other material terms and conditions of the Subscription Receipts.

DESCRIPTION OF UNITS

The Company may issue Units comprised of one or more of the other Securities described herein in any combination. The Prospectus Supplement relating to the particular Units offered thereby will describe the terms of such Units and, as applicable, the terms of such other Securities.

Each Unit is expected to be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit is expected to have the rights and obligations of a holder of each included security. The Unit agreement under which a Unit is issued, as the case may be, may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable Prospectus Supplement may describe:

●
the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

●
any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

●
any other material terms and conditions of the Units.

The preceding description and any description of Units in an applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

PRIOR SALES

The following are the only sales of Common Shares, or securities that are convertible or exchangeable into Common Shares, within the 12 months prior to the date of this Prospectus:

●
Eldorado Gold granted 2,232,568 stock options of Eldorado Gold on February 26, 2019, each stock option exercisable into one Common Share at a price of $5.68 per Common Share until February 26, 2024 and 1,947 stock options of Eldorado Gold on June 10, 2019, each stock option exercisable into one Common Share at a price of $5.72 per Common Share until June 10, 2024.

●
Eldorado Gold granted 48,076 pre-Consolidation stock options of Eldorado Gold on August 20, 2018, each stock option exercisable into one pre-Consolidation Common Share at a price of $1.23 per pre-Consolidation Common Share until August 20, 2023. The grant on August 20, 2018 occurred prior to the Consolidation and accordingly, following the Consolidation, such stock options are now exercisable into 9,615 Common Shares at a price of $6.15 per Common Share.

●
Eldorado Gold issued 2,093, 1,100 and 666 Common Shares on each of June 25, 2019, June 26, 2019 and June 27, 2019, respectively, on the exercise of stock options each at an exercise price of $6.20 per Common Share.

●
Eldorado Gold granted 708,495 restricted share units of Eldorado Gold on February 26, 2019, each restricted share unit redeemable on February 26, 2022, subject to vesting, for one Common Share. The Common Shares delivered on redemption to holders of restricted share units are acquired by Eldorado Gold on the open market.

●
Eldorado Gold granted 19,379 pre-Consolidation restricted share units of Eldorado Gold on August 20, 2018, each pre-Consolidation restricted share unit redeemable on August 20, 2021, subject to vesting, for one pre-Consolidation Common Share. The grant on August 20, 2018 occurred prior to the Consolidation and accordingly, following the Consolidation, such restricted share units are now redeemable into 3,875 Common Shares. The Common Shares delivered on redemption to holders of restricted share units are acquired by Eldorado Gold on the open market.

●
Eldorado Gold granted 264,803 performance share units of Eldorado Gold on February 26, 2019, each performance share unit redeemable on February 26, 2022, subject to vesting, for one Common Share.

●
Eldorado Gold granted 37,616 pre-Consolidation performance share units of Eldorado Gold on August 20, 2018, each pre-Consolidation performance share unit redeemable on August 20, 2021, subject to vesting, for one pre-Consolidation Common Share. The grant on August 20, 2018 occurred prior to the Consolidation and accordingly, following the Consolidation, such performance share units are now redeemable into 7.523 Common Shares.

Information in respect of Common Shares, or securities that are convertible or exchangeable into Common Shares, we issued within the previous twelve month period of any Prospectus Supplement will be provided as required in such Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed on the TSX under the symbol “ELD” and on the NYSE under the symbol “EGO”. The following tables set forth information relating to the trading and quotation of the Common Shares on the TSX and the NYSE, for the months indicated. Trading price and volume of the Company’s securities will be provided as required for all of our Common Shares in each Prospectus Supplement to this Prospectus.

	Toronto Stock Exchange			NYSE
	High	Low	Volume	High	Low	Volume
	(Cdn$)			(US$)
August 1- 5 2019	11.05	9.72	4,208,421	8.82	7.35	16,924,841
July 2019	10.79	7.69	30,714,588	8.18	5.56	92,527,500
June 2019	7.65	5.14	26,174,711	5.82	3.81	74,713,000
May 2019	5.66	4.10	25,587,255	4.22	3.05	49,734,600
April 2019	6.41	5.41	13,697,100	4.82	4.02	28,377,200
March 2019	6.83	5.46	19,632,656	5.11	4.10	37,556,900
February 2019	6.11	5.00	23,446,179	4.63	3.80	42,535,500
January 2019	4.95	3.36	18,929,825	3.77	2.52	37,956,900
December 2018	4.01	0.74	33,038,607	3.45	2.73	19,611,000
November 2018	0.98	0.73	22,128,476	3.75	2.75	14,598,100
October 2018	1.25	0.86	24,484,314	4.90	3.25	23,417,700
September 2018	1.28	1.07	23,821,078	4.95	4.10	28,006,700
August 2018	1.43	1.19	20,813,976	5.50	4.50	17,791,400
July 2018	1.52	1.30	28,763,060	5.80	4.80	13,769,800

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended), including, to the extent applicable, any such consequences relating to the Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
RISK FACTORS

An investment in the Securities offered hereby involves a high degree of risk and should be regarded as speculative due to the nature of the business. Information regarding the risks affecting Eldorado and its business is provided in the documents incorporated by reference in this Prospectus, including in Eldorado’s most recent AIF under the heading “Risk factors in our business”. See “Documents Incorporated by Reference”. Risk factors relating to the Securities are discussed below and additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. The risk factors discussed therein and herein, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information or statements relating to the Company, or its business, property or financial results, each of which could cause purchasers of our securities to lose part or all of their investment. The risks set out below are not the only risks we face. Risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects. In addition to the other information contained in this Prospectus, you should also refer to the risk factors and other information set forth or incorporated by reference in this Prospectus or any applicable Prospectus Supplement, including our Audited Financial Statements, and related notes.

Risks Related to the Securities

Future sales or issuances of debt or equity securities could decrease the value of any existing Common Shares, dilute investors’ voting power, reduce our earnings per share and make future sales of our equity securities more difficult.

We may sell or issue additional debt or equity securities in offerings to finance our operations, exploration, development, acquisitions or other projects. We cannot predict the size of future sales and issuances of debt or equity securities or the effect, if any, that future sales and issuances of debt or equity securities will have on the market price of the Common Shares.

Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in the Company’s earnings per share. Sales of our Common Shares by shareholders might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

Market price of Common Shares.

The market price of the Common Shares could fluctuate significantly. The market price of the Common Shares may fluctuate based on a number of factors, including:

●
the Company’s operating performance and the performance of competitors and other similar companies;

●
the market’s reaction to the issuance of securities or to other financing;

●
changes in general economic conditions;

●
the number of the Common Shares outstanding;

●
the arrival or departure of key personnel; and

●
acquisitions, strategic alliances or joint ventures involving the Company or its competitors.

In addition, the market price of the Common Shares is affected by many variables not directly related to the Company’s success and not within the Company’s control, including developments that affect the industry as a whole, the breadth of the public market for the Common Shares, and the attractiveness of alternative investments. In addition, securities markets have recently experienced an extreme level of price and volume volatility, and the market price of securities of many companies has experienced wide fluctuations which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. As a result of these and other factors, the Company’s share price may be volatile in the future.

Future sales by existing shareholders could cause our share price to fall.

Future sales of Common Shares by shareholders of the Company could decrease the value of the Common Shares. We cannot predict the size of future sales by shareholders of the Company, or the effect, if any, that such sales will have on the market price of the Common Shares. Sales of a substantial number of Common Shares, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares.

We may not pay any cash dividends in the future.

While the Company has initiated a policy for the payment of dividends on the Common Shares, there is no certainty as to the amount of any dividend or that any dividend may be declared in the future. See “Dividends or Distributions”.

Use of proceeds.

While detailed information regarding the use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement, the Company will have broad discretion in the actual application of the net proceeds, and may elect to allocate proceeds differently from that described in such Prospectus Supplement if it believes it would be in its best interests to do so as circumstances change. You may not agree with how the Company allocates or spends the proceeds from this Offering. The failure by the Company to apply these funds effectively could have a material adverse effect on the Company’s business, financial condition and results of operations.

There is no assurance of a sufficient liquid trading market for the Common Shares in the future.

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Company’s Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX or achieve listing on any other public listing exchange.

There is currently no market through which the Securities, other than our Common Shares, may be sold.

There is currently no market through which the Securities, other than our Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Convertible Securities, Warrants, Rights, Subscription Receipts, or Units will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell such Debt Securities, Convertible Securities, Warrants, Rights, Subscription Receipts, or Units purchased under this Prospectus. This may affect the pricing of the Securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than our Common Shares, will develop or, if developed, that any such market, including for our Common Shares, will be sustained.

The Debt Securities may be unsecured and will rank equally in right of payment with all of our other future unsecured debt.

The Debt Securities may be unsecured and will rank equally in right of payment with all of our other existing and future unsecured debt. The Debt Securities may be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

In addition, the collateral, if any, and all proceeds therefrom, securing any Debt Securities may be subject to higher priority liens in favor of other lenders and other secured parties which may mean that, at any time that any obligations that are secured by higher ranking liens remain outstanding, actions that may be taken in respect of the collateral (including the ability to commence enforcement proceedings against the collateral and to control the conduct of such proceedings) may be at the direction of the holders of such indebtedness.

INTERESTS OF EXPERTS the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

In addition, the collateral, if any, and all proceeds therefrom, securing any Debt Securities may be subject to higher priority liens in favor of other lenders and other secured parties which may mean that, at any time that any obligations that are secured by higher ranking liens remain outstanding, actions that may be taken in respect of the collateral (including the ability to commence enforcement proceedings against the collateral and to control the conduct of such proceedings) may be at the direction of the holders of such indebtedness.

INTERESTS OF EXPERTS

The following are the persons or companies who were named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated by reference and whose profession or business gives authority to such report, valuation, statement or opinion made by the person or company:

●
Paul Skayman, FAusIMM, Chief Operating Officer of the Company;

●
John Nilsson, P.Eng., of Nilsson Mine Services;

●
Colm Keogh, P.Eng., Manager, Underground Mining for the Company;

●
Stephen Juras, Ph.D., P.Geo., Director, Technical Services for the Company;

●
David Sutherland, P.Eng., Project Manager of the Company;

●
Rick Alexander, P.Eng;

●
Patrick Forward, FIMMM;

●
Neil Liddell, MiMMM;

●
Antony Francis, FIMMM;

●
Jacques Simoneau, P.Geo., Exploration Manager, Eastern Canada for the Company;

●
Francois Chabot, P.Eng.;

●
Marianne Utiger of WSP Canada Inc.;

●
Andy Nichols, P.Eng. of Waldrop Engineering, Inc.;

●
Andre de Ruijter, P.Eng. of Waldrop Engineering, Inc.;

●
Richard Miller, P. Eng., Director, Mine Engineering (Open Pit) for the Company;

●
Ertan Uludag, P. Geo., Resource Geologist for the Company; and

●
Peter Lewis, PH. D., P, Geo., Vice President, Exploration for the Company.

Certain technical disclosure included in this Prospectus or incorporated by reference herein was derived from the following technical reports:

●
Technical Report, Skouries Project, Greece effective January 1, 2018 prepared by Stephen Juras, Ph.D., P.Geo., Paul Skayman, FAusIMM, Rick Alexander, P.Eng., Colm Keogh, P.Eng. and John Nilsson, P.Eng (the “Skouries Report”);

●
Technical Report on the Olympias Project, Au Pb Zn Ag Deposit, Northern Greece dated July 14, 2011 prepared by Patrick Forward, FIMMM, Antony Francis, FIMMM, and Neil Liddell, FIMMM (the “Olympias Report”);

●
Technical Report on the Efemçukuru Project dated September 17, 2007 and effective August 1, 2007 prepared by Stephen Juras, Ph.D., P.Geo., Rick Alexander, P.Eng., Andy Nichols, P.Eng. and Andre de Ruijter, P.Eng. (the “Efemçukuru Report”);

●
Technical Report, Kişladağ Milling Project, Turkey effective March 16, 2018 prepared by Stephen Juras, Ph.D., P.Geo., Paul Skayman, FAusIMM, David Sutherland, P.Eng. and John Nilsson, P.Eng.; and

●
Technical Report, for the Lamaque Project, Québec, Canada effective March 21, 2018 prepared by Stephen Juras, Ph.D., P.Geo., Colm Keogh, P.Eng., Jacques Simoneau P.Geo, Francois Chabot, P.Eng., and Marianne Utiger (the “Lamaque Report”).

Paul Skayman has also reviewed and approved all reports, valuations, statements or opinions in the Prospectus, either directly or in a document incorporated by reference, made by Rick Alexander, Neil Liddell, Antony Francis, Francois Chabot, Andy Nichols, and Andre de Ruijter, each of whom were named as having prepared or certified a report, valuation, statement or opinion in the Prospectus, either directly or in a document incorporated by reference, including (a) with respect to Rick Alexander, scientific and technical information derived from or based upon the scientific and technical information contained in the Skouries Report and the Efemçukuru Report; (b) with respect to Neil Liddell, scientific and technical information derived from or based upon the scientific and technical information contained in the Olympias Report; (c) with respect to Antony Francis, scientific and technical information derived from or based upon the scientific and technical information contained in the Olympias Report; (d) with respect to Francois Chabot, scientific and technical information derived from or based upon the scientific and technical information contained in the Lamaque Report; (e) with respect to Andy Nichols, scientific and technical information derived from or based upon the scientific and technical information contained in the Efemçukuru Report; and (f) with respect to Andre de Ruijter, scientific and technical information derived from or based upon the scientific and technical information contained in the Efemçukuru Repor, and whose profession or business gives authority to such report, valuation, statement or opinion made by the person or company. WSP Canada Inc. has reviewed and approved all reports, valuations, statements or opinions in the Prospectus, either directly or in a document incorporated by reference, made by Marianne Utiger, who is named as having prepared or certified a report, valuation, statement or opinion in the Prospectus, either directly or in a document incorporated by reference, including scientific and technical information derived from or based upon the scientific and technical information contained in the Lamaque Report, and whose profession or business gives authority to such report, valuation, statement or opinion made by the person or company.

As at the date hereof, to the best knowledge of the Company, the aforementioned persons, and the directors, officers and employees in the aggregate, as applicable, of the aforementioned company, each held less than one percent of the securities of the Company when they prepared the report referred to above and, other than with respect to Rick Alexander, Neil Liddell, Antony Francis, Antony Francis, Andy Nichols and Andre de Ruijter as at the date hereof and they did not receive any direct or indirect interest in any securities of the Company or of any associate or affiliate of the Company in connection with the preparation of such report. Each of the aforementioned persons is, or was at the time such person prepared or certified the relevant report under NI43-101 or approved the relevant scientific and technical information, a “qualified person” within the meaning of NI 43-101.

As at the date hereof, other than as set out above, none of the aforementioned persons is or is currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associate or affiliate of the Company.

LIST OF EXEMPTIONS

The Company has applied for an exemption from certain requirements of Sections 7.1 and 7.2 of National Instrument, 44-102 – Shelf Distributions (“NI 44-102”), Section 4.2(a)(vii) of National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) and Item 15 of Form 44-101F1 – Short Form Prospectus (“Form 44-101F1”), with the British Columbia Securities Commission, as the principal regulator of the Company (evidencing the decisions of the non-principal regulators in each of the provinces of Canada, except Ontario), and the Ontario Securities Commission. Approval of the exemptions, if granted, shall be evidenced by the issuance of a receipt for the final short form base shelf prospectus. In the event that the exemptions are granted, the Company shall not be required to file the written consent required by Sections 7.1 and 7.2 of NI 44-102 and Section 4.2(a)(vii) of NI 44-101 or provide the disclosure required by Item 15 of Form 44-101F1 with respect to Rick Alexander, an author of the Skouries Report and the Efemçukuru Report, Neil Liddell, an author of the Olympias Report, Antony Francis, an author of the Olympias Report, Francois Chabot, an author of the Lamaque Report, Andy Nichols an author of the Efemçukuru Report, and Andre de Ruijter an author of the Efemçukuru Report, in connection with the filing of (a) the final short form base shelf prospectus and (b) each prospectus supplement relating to this Prospectus that requires such consent, provided that Paul Skayman provides a consent in lieu of a consent from each of Rick Alexander, Neil Liddell, Antony Francis, Francois Chabot, Andy Nichols and Andre de Ruijter with respect to the scientific and technical information derived from or based upon the scientific and technical information contained in such reports. See “Interests of Experts”.

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus will be passed upon on our behalf by Fasken Martineau DuMoulin LLP.

At the date hereof, the partners and associates of Fasken Martineau DuMoulin LLP, as a group each beneficially own, directly or indirectly, less than one per cent of any outstanding securities of the Company or any associate or affiliate of the Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Auditors

Our auditors are KPMG LLP, having an address at 777 Dunsmuir St, Vancouver, BC V7Y 1K3.

KPMG LLP has confirmed that they are independent according to the rules of professional conduct of the Institute of Chartered Professional Accountants of British Columbia. KPMG LLP are an independent public accountant in accordance with the securities acts administered by the SEC and the applicable rules and regulations thereunder and the requirements of the Public Company Accounting Oversight Board.

Transfer Agents, Registrars or Other Agents

The transfer agent and registrar for the Common Shares in Canada is Computershare Investor Services Inc., at its principal offices in Vancouver, British Columbia and Toronto, Ontario.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents referred to in “Documents Incorporated by Reference”; (ii) the consents of auditors, counsel and any experts identified herein, if applicable; (iii) powers of attorney of the directors and officers of the Company; and (iv) a copy of the form of indenture for Debt Securities. A copy of the form of warrant indenture will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS
Indemnification of Directors and Officers.

Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify such an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. With approval of a court and subject to the sentence above, the Registrant may indemnify such individuals in respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above. The Registrant may advance moneys to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above in the second sentence under this heading. The aforementioned individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual's association with the Registrant or other entity as described above if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual described above ought to have done provided the individual fulfills the conditions set out above in the second sentence under this heading.

The by-laws of the Registrant provide that, subject to the limitations contained in the CBCA, the Registrant shall, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or an individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and their heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding to which the individual is involved because of that association with the Corporation or other entity , if they acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which they acted as director or officer, or in a similar capacity, at the Registrant's request, and, in the case of a criminal, administrative, investigative or other proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful,, subject to approval of a court.  The by-laws of the Registrant provide that the Registrant may purchase and maintain insurance for the benefit of a director or officer, a former director or officer, or an individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, and their heirs and personal representatives, against any liabilities incurred by the individual in that individual’s capacity as a director or officer of the Registrant or in that individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or has acted in the capacity at the Registrant’s request, subject to the provisions of the CBCA.

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

Exhibit	Description

4.1
Annual Information Form of the Registrant dated March 29, 2019 (incorporated by reference to Exhibit 99.1 of the Registrant’s Registration Statement on Form 40-F, filed with the Commission on March 29, 2019)

4.2
Audited Annual Consolidated Financial Statements of the Registrant, the notes thereto and the report of the independent registered public accounting firm thereon for the fiscal years ended December 31, 2018 and December 31, 2017 (incorporated by reference to Exhibit 99.2 of the Registrant’s Registration Statement on Form 40-F, filed with the Commission on March 29, 2019)

4.3
Management’s Discussion and Analysis for the fiscal years ended December 31, 2018 and December 31, 2017 (incorporated by reference to Exhibit 99.3 of the Registrant’s Registration Statement on Form 40-F, filed with the Commission on March 29, 2019)

4.4
Management Proxy Circular of the Registrant dated March 18, 2019 prepared in connection with the annual and special meeting of shareholders of the Registrant held on May 2, 2019 (incorporated by reference to Exhibit 99.3 of the Registrant’s Current Report on Form 6-K, filed with the Commission on April 1, 2019)

4.5
Unaudited Condensed Consolidated Interim Financial Statements of the Registrant for the three and six months ended June 30, 2019 and June 30, 2018 (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 6-K, filed with the Commission on August 2, 2019)

4.6
Management’s Discussion and Analysis for the three and six months ended June 30, 2019 and June 30, 2018 (incorporated by reference to Exhibit 99.2 Registrant’s Current Report on Form 6-K, filed with the Commission on August 2, 2019)

4.7	Material Change Report of the Registrant dated August 2, 2019 relating to the financial and operational results for the second quarter of 2019

4.8
Material Change Report of the Registrant dated June 10, 2019 relating to the pricing and completion of its offer of up to $300 million aggregate principal amount of senior secured second lien notes and the completion of a $450 million amended and restated senior secured credit facility (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 6-K, filed with the Commission on June 10, 2019)

4.9
Material Change Report of the Registrant dated May 17, 2019 relating to the $450 million senior secured credit facility and an offer of up to $300 million aggregate principal amount of senior secured second lien notes (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 6-K, filed with the Commission on May 17, 2019)

4.10	Material Change Report of the Registrant dated May 7, 2019 relating to the financial and operational results for the first quarter of 2019

4.11	Material Change Report of the Registrant dated February 28, 2019 relating to the financial and operational results for the year ended December 31, 2018

4.12	Material Change Report of the Registrant dated January 31, 2019 relating to the decision to resume mining and leap leaching at its Kışladağ mine and its consolidated 2019 – 2021 outlook

4.13	Material Change Report of the Company dated January 4, 2019 relating to the completion of the Registrant’s share consolidation

5.1	Consent of KPMG LLP

5.2*	Consent of Mr. Colm Keogh, P.Eng.

5.3*	Consent of Mr. Jacques Simoneau, P.Geo.

5.4*	Consent of Mr. John Nilsson, P.Eng.

5.5*	Consent of Mr. Patrick Forward, FIMMM

5.6*	Consent of Mr. Paul Skayman, FAusIMM

5.7*	Consent of WSP Canada Inc.

5.8*	Consent of Mr. Stephen Juras, P.Geo.

5.9*	Consent of Mr. David Sutherland, P.Eng.

5.10*	Consent of Mr. Ertan Uludag, P.Geo

5.11*	Consent of Mr. Peter Lewis, P.Geo

5.12*	Consent of Mr. Richard Miller, P.Eng.

6.1	Powers of Attorney (included on the signature page of this Registration Statement).

7.1	Form of Indenture

*	To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

     The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)
Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on this 6th day of August, 2019.

ELDORADO GOLD CORPORATION

Date: August, 6, 2019	By:	/s/ George Burns
Name: George Burns
Title: President and Chief Exective Officer

POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints George Burns and Philip Yee and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ George Burns	President, Chief Executive Officer and Director	August 6, 2019
George Burns

/s/ Philip Yee	Chief Financial Officer	August 6, 2019
Philip Yee

/s/ George Albino	Chair of the Board of Directors	August 6, 2019
George Albino

/s/ Pamela Gibson	Director	August 6, 2019
Pamela Gibson

/s/ Teresa Conway	Director	August 6, 2019
Teresa Conway

/s/ Geoffrey Handley	Director	August 6, 2019
Geoffrey Handley

/s/ Michael Price	Director	August 6, 2019
Michael Price

/s/ Steven Reid	Director	August 6, 2019
Steven Reid

/s/ John Webster	Director	August 6, 2019
John Webster

AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the Registrant in the United States, on this 6th day of August, 2019.

By:	/s/ George Albino
Name: George Albino
Title: Chair of the Board of Directors

EXHIBIT INDEX

Exhibit	Description

4.1
Annual Information Form of the Registrant dated March 29, 2019 (incorporated by reference to Exhibit 99.1 of the Registrant’s Registration Statement on Form 40-F, filed with the Commission on March 29, 2019)

4.2
Audited Annual Consolidated Financial Statements of the Registrant, the notes thereto and the report of the independent registered public accounting firm thereon for the fiscal years ended December 31, 2018 and December 31, 2017 (incorporated by reference to Exhibit 99.2 of the Registrant’s Registration Statement on Form 40-F, filed with the Commission on March 29, 2019)

4.3
Management’s Discussion and Analysis for the fiscal years ended December 31, 2018 and December 31, 2017 (incorporated by reference to Exhibit 99.3 of the Registrant’s Registration Statement on Form 40-F, filed with the Commission on March 29, 2019)

4.4
Management Proxy Circular of the Registrant dated March 18, 2019 prepared in connection with the annual and special meeting of shareholders of the Registrant held on May 2, 2019 (incorporated by reference to Exhibit 99.3 of the Registrant’s Current Report on Form 6-K, filed with the Commission on April 1, 2019)

4.5
Unaudited Condensed Consolidated Interim Financial Statements of the Registrant for the three and six months ended June 30, 2019 and June 30, 2018 (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 6-K, filed with the Commission on August 2, 2019)

4.6
Management’s Discussion and Analysis for the three and six months ended June 30, 2019 and June 30, 2018 (incorporated by reference to Exhibit 99.2 Registrant’s Current Report on Form 6-K, filed with the Commission on August 2, 2019)

4.7	Material Change Report of the Registrant dated August 2, 2019 relating to the financial and operational results for the second quarter of 2019

4.8
Material Change Report of the Registrant dated June 10, 2019 relating to the pricing and completion of its offer of up to $300 million aggregate principal amount of senior secured second lien notes and the completion of a $450 million amended and restated senior secured credit facility (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 6-K, filed with the Commission on June 10, 2019)

4.9
Material Change Report of the Registrant dated May 17, 2019 relating to the $450 million senior secured credit facility and an offer of up to $300 million aggregate principal amount of senior secured second lien notes (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 6-K, filed with the Commission on May 17, 2019)

4.10	Material Change Report of the Registrant dated May 7, 2019 relating to the financial and operational results for the first quarter of 2019

4.11	Material Change Report of the Registrant dated February 28, 2019 relating to the financial and operational results for the year ended December 31, 2018

4.12	Material Change Report of the Registrant dated January 31, 2019 relating to the decision to resume mining and leap leaching at its Kışladağ mine and its consolidated 2019 – 2021 outlook

4.13	Material Change Report of the Company dated January 4, 2019 relating to the completion of the Registrant’s share consolidation

5.1	Consent of KPMG LLP

5.2*	Consent of Mr. Colm Keogh, P.Eng.

5.3*	Consent of Mr. Jacques Simoneau, P.Geo.

5.4*	Consent of Mr. John Nilsson, P.Eng.

5.5*	Consent of Mr. Patrick Forward, FIMMM

5.6*	Consent of Mr. Paul Skayman, FAusIMM

5.7*	Consent of WSP Canada Inc.

5.8*	Consent of Mr. Stephen Juras, P.Geo.

5.9*	Consent of Mr. David Sutherland, P.Eng.

5.10*	Consent of Mr. Ertan Uludag, P.Geo

5.11*	Consent of Mr. Peter Lewis, P.Geo

5.12*	Consent of Mr. Richard Miller, P.Eng.

6.1	Powers of Attorney (included on the signature page of this Registration Statement).

7.1	Form of Indenture

*	To be filed by amendment.